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                        SECURITIES AND EXCHANGE COMMISSION

                               Washington, DC 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) May 13, 2002.

                              Fog Cutter Capital Group Inc.
                   (Exact Name of Registrant as Specified in Charter)


        Maryland                      0-23911                 52-2081138
 (State or Other Jurisdiction      (Commission             (IRS Employer
    of Incorporation)              File Number)          Identification No.)

            1410 SW Jefferson Street, Portland, OR              97201
            (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code  (503) 721-6500


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Item 5.     Other Events.

      Fog Cutter Capital Group Inc. (the "Company"), Fog Cap L.P. (a subsidiary of the Company and formerly known as Wilshire Real Estate Partnership L.P.) and its two top executives, Andrew Wiederhorn and Lawrence Mendelsohn, have been named in a series of lawsuits (the "CCL Lawsuits") relating to the receivership of Capital Consultants, L.L.C. ("CCL"). The CCL Lawsuits name multiple defendants in addition to the Company and its executives. In addition, the claimants have filed claims against a number of additional parties regarding the same alleged losses, including a number of professional advisors to named defendants.

      The cases are TOM HAZZARD, ET AL., V. CCL, ET AL., U.S. District Court of Oregon, Civil No. CV 00-1338-HU (filed September 29, 2000); MARK EIDEM, ET AL.,
V. TRUSTEES UNITED ASSN. UNION LOCAL 290, ET AL., U.S. District Court of Oregon, Civil No. CV 00-1446-HA (filed October 26, 2000); NANCY SCHULTZ, ET AL., V. GARY KIRKLAND, ET AL., U.S. District Court of Oregon, Civil No. CV 00-1377-HA (filed October 10, 2000); LARRY MILLER, ET AL., V. LEE CLINTON, ET AL., U.S. District Court of Oregon, Civil No. CV00-1317-HA (filed September 26, 2000); SALVATORE J. CHILIA, ET AL., V. CCL, ET AL., U.S. District Court of Oregon, Civil No. CV 00-1633 JE (filed November 29, 2000); and MADOLE V. CAPITAL CONSULTANTS ET. AL., U.S. District Court of Oregon, Civil No. CV 00-1600-HU (filed December 1, 2000). In the HAZZARD, CHILIA and MADOLE cases, the trustees of several Taft-Hartley trusts filed suit against CCL and several individuals and organizations CCL did business with (including the Company and Messrs. Wiederhorn and Mendelsohn). In the EIDEM, SCHULTZ and MILLER cases, the trustees who are plaintiffs in HAZZARD are in turn named as defendants in class action suits filed by beneficiaries of the Taft-Hartley trusts on which they serve as plaintiff-trustees. In the cases in which the trustees are defendants, they have filed third-party complaints against several parties, including the Company and Messrs. Wiederhorn and Mendelsohn. In addition, a group of investors that are not Taft-Hartley trusts have filed a similar complaint against the same defendants, as well as other individuals not named in the prior complaints, in the case of AMERICAN FUNERAL & CEMETERY TRUST SERVICES ET. AL. v CAPITAL CONSULTANTS ET. AL., U.S. District Court of Oregon, Civil No. 01-00609-HU (filed April 28, 2001). The CCL Lawsuits are all virtually identical and include claims against the Company, Messrs. Wiederhorn and Mendelsohn alleging breaches of fiduciary duties under the Employee Retirement Income Security Act of 1974 ("ERISA"); knowing participation in a fiduciary breach under ERISA; knowing participation in a prohibited transaction under ERISA; knowing transfer of trust assets under ERISA; negligence; common law claim for breach of fiduciary duty; tortious interference with contract; conversion; constructive trust, restitution and unjust enrichment; fraud; state securities law claims; and breach of contract. The CCL Lawsuits also allege claims against Messrs. Wiederhorn and Mendelsohn of tortious interference with business relationships between the Taft-Hartley trusts and CCL, as well as violations of the Racketeering Influenced and Corrupt Organization provisions of the Organized Crime Control Act of 1970, 18 U.S.C.
Section 1961-1965 ("RICO").

      The claimants in the CCL Lawsuits claim total losses by the various plaintiffs against all defendants in the range of $400 million. Approximately $160 million of this amount arises from losses on investments, which plaintiffs allege relate to Messrs. Wiederhorn and Mendelsohn and companies with which they were affiliated, for which plaintiffs allege the Company shares some unspecified portion of the liability. Additional damages are claimed for prejudgment interest

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dating from the date of each investment under securities law claims under which plaintiffs are seeking rescission remedies. The RICO claims include additional claims for triple damages and the tort claims include claims for punitive damages. Attorneys' fees are also sought under the ERISA, RICO and securities law claims. The claimants have not described with any specificity the proportion or share of losses, which they claim, are attributable to the Company or its executives, as compared to the other parties and other potential defendants. The overall remedies sought against all defendants include claims for broad relief under the remedial provisions of ERISA, such as rescission of transactions and the imposition of a constructive trust over any trust assets which plaintiffs claim were obtained in violation of ERISA. Certain of the claims against the Company appear to be covered by releases that were given by CCL to the Company and Messrs. Wiederhorn and Mendelsohn. The claimants' suits seek to rescind the transactions in which the releases were granted. The claimants also seek common law remedies such as damages and punitive damages. However, certain of these common law claims may be preempted by ERISA.

      CCL was placed in receivership by the Department of Labor and the Securities and Exchange Commission in the cases of SEC V. CAPITAL CONSULTANTS, L.L.C., et. al., U.S. District Court of Oregon, Case No. 00-1290-KI, and HERMAN
V. CAPITAL CONSULTANTS, L.L.C., et. al., U.S. District Court of Oregon, Case No. 001291-KI. When the receivership order was entered, the court stayed other proceedings against CCL for several weeks. Once the stay was partially lifted, the parties deferred discovery and delayed the filing of any answers or legal challenges to the sufficiency of the pleadings in order to facilitate a confidential global mediation process. U.S. Circuit Court Judge Edward Leavy of the Ninth Circuit Court of Appeals has been selected as the mediator. Discovery and motion practice has been stayed pending the outcome of the mediation, excepting only a limited amount of document production by all of the parties to the litigation.

      In addition to the cases identified above, the claimants have also filed other actions relating to the collapse of CCL in which neither the Company nor its officers have been named. These cases include AFTCS-Preferred Endowment etc, et. Al. v. Grayson, U.S. District Court of Oregon, Civil No. CV 01 1429 HA; Chilia et. Al. V. Stoel Rives LLP, et. Al., U.S. District Court of Oregon, Civil No. CV 01 1315 KI; Hazzard, et. al. V. Stoel Rives LLP, State of Oregon, Multnomah County, Case No. 0108-08975; Sheet Metal Workers, etc. v. Stoel Rives LLP, U.S. District Court of Oregon, Civil No. CV 01 1314 JO; Chilea v. O'Melveny, U.S. District Court of Oregon, Civil No. CV 01 1370 AS; Carpenters Health v. CCL, U.S. District Court of Oregon, Civil No. CV 00 01660 AS; Lennon
v. Moss Adams, U.S. District Court of Oregon, Civil No. 01 00440 HA; Martinez v. Sesgal Advisors, Inc., U.S. District Court C.D. California, Civil No. 01 5723; Sheet Metal Workers, etc. v. O'Melveny & Meyers et. al., U.S. District Court of Oregon, Civil No. CV 01 1369 JE; Hazzard v. Moss Adams, State of Oregon, Multnomah County, Case No. 0103-03372; McPherson v. Eight District, U.S. District Court of Oregon, Civil No. CV 00 01445 HA; Olson v. Larson, U.S. District Court of Oregon, Civil No. CV 01 00480 BR; Hazzard v. Moss Adams, U.S. District Court of Oregon, Civil No. CV 01 00603 AS; Piet, et. al. V. Lontine, U.S. District Court of Colorado, Civil No. CV 01 WM 0698; and Madole, et. al. v. Deloitte & Touche, LLP, State of Oregon, Multnomah County, Case No. 0202-01882.

      As a result of the mediation process, the claimants and a group of defendants, including the Company, its subsidiaries and Messrs. Wiederhorn and Mendelsohn have reached a settlement, the terms of which are set forth in a settlement agreement. The claimants have also entered into a

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series of settlements with several other parties to the above referenced litigation. The settlement agreement with the Company and Messrs. Wiederhorn and Mendelsohn and the payments to be made thereunder are made in compromise of disputed claims and are not an admission of any liability of any kind. The settlement has an effective date of May 13, 2002, but it is subject to a number of conditions precedent before any funds may be distributed under the settlement agreement, including, among other things, court approval and the entry of a bar order in each of the CCL Lawsuits pending before the United States District Court for the District of Oregon. The court is expected to conduct a hearing on June 19, 2002.

      Claimants have filed motions for approval of settlements totaling in excess of $100 million. Pursuant to the settlement agreement in which the Company is participating, the defendants and their insurers have agreed to pay the claimants the sum of $40.0 million, which includes the purchase for $10.5 million by one defendant of stock held by the receiver. The Company has agreed to pay a portion of the settlement amount. If the settlement is approved by the court and implemented, due to the reserves previously established by the Company, the Company's settlement payment will not have a material impact on the Company's financial position or results of operations. Any amounts paid by the Company in connection with the settlement payment will not be subject to reimbursement from the Company's insurance carriers.

      Pursuant to the terms of the settlement agreement, the claimants and the receiver appointed for CCL released and discharged the settling defendants and certain other related parties from any and all claims, losses, damages, attorney's fees and costs, disgorgement of fees, fines and penalties, whether accrued or not, whether already acquired or acquired in the future, whether known or unknown, arising or in any way related to CCL or any matters raised, or which could have been raised in the CCL Lawsuits (the "Released Claims"). The claimants also released the defendants and certain other related parties from all claims for indemnity and contribution, regardless of whether those claims are asserted under legal theories, that in any way arise out of the transactions, occurrences, or any series of transactions or occurrences related to the CCL Lawsuits, or which arise from matters raised, or which could have been raised, in the CCL Lawsuits. The claimants also covenanted not to sue the Company, its subsidiaries, Messrs. Wiederhorn and Mendelsohn and the other defendants in the CCL Lawsuits based upon the Released Claims. Certain parties that may have contribution claims or indemnity rights against the settling defendants, including the Company, are not entering into the settlement agreement. In order to induce the settling defendants to enter into the settlement agreement and protect them against claims by the non-settling parties, the parties to the settlement agreement agreed as follows:

   - the settlement agreement will require court approval and the entry of a bar Order under which any non-settling parties will receive credit for any loss they must pay to claimants equal to the relative fault or responsibility of the settling defendants, including the Company; therefore if any cross claims are brought against a settling defendant, each settling defendant will be deemed to have already paid the full amount of its proportionate liability;
   - the claimants will reimburse the settling defendants from a defense fund of $2.0 million of the settlement funds, which are set aside to defend settling defendants from any contribution claims made by non-settling parties;
   - the claimants have also agreed that with regard to any claims they pursue against other parties, they will not seek recovery based on the alleged fault of the settling defendants, including the Company (a special verdict form will be used in such cases to allocate


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      proportionate liability between the party against whom a judgment is obtained and the settling parties); and
   - an additional amount of $4.25 million will be set aside to cover potential administrative claims by the Department of Labor in the event the Department determines to advance certain claims under ERISA.

      Certain former employees of the Company or of firms that were previously affiliated with the Company have been named as parties or have been requested to respond to discovery requests and/or government investigations regarding the collapse of CCL. Several of these individuals have requested indemnity from the Company for the costs of their defense. The Company has not agreed to any such indemnity requests.

      In addition to the civil litigation, the CCL failure has led to governmental investigations, including a criminal investigation, which is ongoing. Messrs. Wiederhorn and Mendelsohn have received letters from the United States Attorney's office in Portland, Oregon, advising them that they are the subjects of a grand jury investigation into the failure of CCL. At this stage, it is not possible to predict the outcome of this investigation. Messrs. Wiederhorn and Mendelsohn, pursuant to the terms of their respective employment agreements with the Company, may be entitled to indemnity for litigation expenses and personal losses from the Company in connection with such investigations and any litigation related thereto. Messrs. Wiederhorn and Mendelsohn have notified the Company that they are reserving their rights to seek such indemnity. Messrs. Wiederhorn and Mendelsohn also may be entitled to indemnification for litigation expenses and personal losses from other defendants named in the CCL Lawsuits in connection with such investigations and any litigation related thereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     EXHIBITS.

        The following exhibits are filed as part of this report:

        99.1  Settlement Agreement.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 13, 2002

                                    FOG CUTTER CAPITAL GROUP INC.


                                    By: /s/ Andrew A. Wiederhorn
                                        -----------------------------
                                        Andrew A. Wiederhorn
                                        Chief Executive Officer


                                    By: /s/ R. Scott Stevenson
                                        -----------------------------
                                        R. Scott Stevenson
                                        Senior Vice President and Chief
                                        Financial Officer